SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.  20549


                                  FORM 8-K/A
                               AMENDMENT NO. 1

                                CURRENT REPORT


                      PURSUANT TO SECTION 13 OR 15(D) OF
                     THE SECURITIES EXCHANGE ACT OF 1934



       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 1, 1999



                              eSYNCH CORPORATION
            ------------------------------------------------------
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          DELAWARE                 0-26790              87-0461856
----------------------------   --------------     -----------------------
      (State or other            (Commission           (IRS Employer
jurisdiction of incorporation)     File No.)         Identification No.)




                                   15502  MOSHER
                            TUSTIN, CALIFORNIA  92780
                   ----------------------------------------
                   (Address of principal executive offices)



     Registrant's telephone number, including area code:  (714) 258-1900

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

On April 1, 1999, eSynch Corporation ("eSynch") consummated an acquisition of Kiss Software Corporation, a California corporation ("Kiss"), in exchange for the issuance of 1,428,134 shares of common Stock, par value $.001 per share (the "Common Stock"), of eSynch, and the assumption of the obligation under the Kiss stock options for the equivalent of 163,107 eSynch common shares. The acquisition was accomplished by Kiss merging with and into a newly-formed subsidiary of eSynch. The purchase price was determined by negotiation between the parties. The information set forth in Item 5 of the Report on Form 8-K filed by the Registrant on April 14, 1999.

Kiss became a wholly-owned subsidiary of eSynch on the closing of the transactions contemplated in the Agreement and Plan of Merger dated as of February 26, 1999 (the "Agreement") among eSynch, Kiss, certain stakeholders of Kiss and ESYN Kissco Acquisition Corporation, a newly formed Delaware corporation and a wholly-owned subsidiary of eSynch ("Merger Sub"). In the merger, Merger Sub merged with and into Kiss, and Kiss is the surviving corporation.

Kiss, located in Newport Beach, California, will be operated as a wholly-owned subsidiary of eSynch. Kiss will continue in its present business.

After the Closing, eSynch relocated Kiss to eSynch's facilities in Tustin, California.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial statements of business acquired

           The financial statements of Kiss Software Corporation as of December 31, 1998 and for the year ended December 31, 1998 and for the period from February 14, 1997 (date of inception) through December 31, 1997, together with notes thereto and the report of Hansen, Barnett, & Maxwell, independent auditors, are located at page F-6 of this Report.

     (b)   Pro forma financial information

           An unaudited pro forma condensed consolidated balance sheet as of December 31, 1998 and an unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1998, and notes thereto, are located beginning at page F-2 of this Report.


     (c) Exhibits. The following exhibits are incorporated herein by this reference.

           Exhibit  No.                        Description of Exhibit
                 2.5 *                         Agreement and Plan of Merger
                                               dated as of February 26, 1999
                                               among eSynch; Kiss Software
                                               Corporation, a California
                                               corporation ("Kiss"); certain
                                               stockholders of Kiss; and
                                               ESYN Kissco Acquisition
                                               Corporation, a wholly-owned
                                               subsidiary of eSynch. Omitted
                                               from this Form 8-K/A filing
                                               are the following schedules
                                               or ancillary documents to the
                                               agreement identified
                                               immediately above:
                                         (A) Escrow Agreement
                                         (B) Disclosure Schedule of Kiss
                                         (C) Disclosure Schedule of eSynch

                * Incorporated by reference to the like referenced exhibit to the Registrant's Report on Form 8-K filed April 14, 1999.


                                  SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, eSynch has duly caused this Amendment No.1 to Current Report on Form 8-K/A to be signed on its behalf by the undersigned thereunto duly authorized.


                                   eSYNCH CORPORATION



                                   /s/ Donald Watters
                                   -------------------------
                                   Donald Watters, President

Date: August 10, 1999
                     eSYNCH CORPORATION AND SUBSIDIARIES

                        INDEX TO FINANCIAL STATEMENTS

                                                                         Page

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS . . . . . F-2
  Unaudited Pro Forma Condensed Consolidated Balance Sheet -
    December 31, 1998 . . . . . . . . . . . . . . . . . . . . . . . . . . F-3
  Unaudited Pro Forma Condensed Consolidated Statement
    of Operations for the Year Ended December 31, 1998. . . . . . . . . . F-4
  Notes to Unaudited Pro Forma Condensed Consolidated
    Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . . F-5

KISS SOFTWARE CORPORATION
  Report of Independent Certified Public Accountants. . . . . . . . . . . F-6
  Balance Sheet - December 31, 1998 . . . . . . . . . . . . . . . . . . . F-7
  Statements of Operations for the Year Ended December 31, 1998
   and for the Period from February 14, 1997 (Date of Inception)
   through December 31, 1997. . . . . . . . . . . . . . . . . . . . . . . F-8
  Statements of Stockholders' Deficit for the Period from
   February 14, 1997 (Date of Inception) through December 31,
   1997 and for the Year Ended December 31, 1998. . . . . . . . . . . . . F-9
  Statements of Cash Flows for the Year Ended December 31, 1998
   and for the Period from February 14, 1997 (Date of Inception)
   through December 31, 1997. . . . . . . . . . . . . . . . . . . . . . . F-10
  Notes to Financial Statements . . . . . . . . . . . . . . . . . . . . . F-11
                     eSYNCH CORPORATION AND SUBSIDIARIES
                        UNAUDITED PRO FORMA CONDENSED
                      CONSOLIDATED FINANCIAL STATEMENTS



On April 1, 1999, eSynch Corporation ("eSynch") acquired all of the outstanding common stock of Kiss Software Corporation ("Kiss") by issuing 1,428,134 shares of common stock and the assumption of the obligation under the Kiss stock options for the equivalent of 163,107 eSynch common shares. The acquisition was accomplished by Kiss merging with and into a newly-formed subsidiary of eSynch. The following unaudited pro forma condensed consolidated balance sheet has been prepared to present the financial position of eSynch and subsidiaries as though the acquisition of Kiss was consummated on December 31, 1998. The following unaudited pro forma condensed consolidated statement of operations has been prepared to present the results of operations assuming the acquisition had occurred on January 1, 1998. The purchase was accounted for using the purchase method of accounting.

The following financial information was derived from, and should be read in conjunction with the separate historical financial statements of eSynch included in its December 31, 1998 annual report to shareholders on Form 10-KSB and the financial statements of Kiss and the related notes to those financial statements which are included elsewhere herein. The unaudited pro forma condensed consolidated statement of operations has been included herein for comparative purposes only and does not purport to be indicative of the results of operations which actually would have been obtained had the reorganization occurred January 1, 1998, or the results of operations which may be obtained in the future. In addition, future results may vary significantly from the results reflected in these pro forma financial statements.

                     eSYNCH CORPORATION AND SUBSIDIARIES
                 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                                BALANCE SHEET
                              DECEMBER 31, 1998

                                                           Pro Forma    Pro Forma
                                   eSynch       Kiss       Adjustments   Results
                                 -----------  ----------    ----------  ----------
                                    ASSETS
CURRENT ASSETS
  Cash . . . . . . . . . . . . . $    1,413  $   11,601     $       -   $   13,014
  Inventory. . . . . . . . . . .     13,693     101,857             -      115,550
  Prepaid expenses . . . . . . .         -       21,185             -       21,185
  Other assets . . . . . . . . .         -       22,784             -       22,784
                                 ----------  ----------     ----------  ----------

     TOTAL CURRENT ASSETS. . . .     15,106     157,427             -      172,533
                                 ----------  ----------     ----------  ----------
Equipment, net . . . . . . . . .     52,206          -              -       52,206
Goodwill . . . . . . . . . . . .         -           -  (A)  5,061,571   5,061,571
Assets to be sold - primarily
 goodwill. . . . . . . . . . . .  4,552,847          -              -    4,552,847
                                 ----------  ----------     ----------  ----------
TOTAL ASSETS . . . . . . . . . . $4,620,159  $  157,427     $5,061,571  $9,839,157
                                 ==========  ==========     ==========  ==========

                    LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
  Trade accounts payable . . . . $1,120,281  $  297,874     $       -   $1,418,155
  Accrued liabilities. . . . . .    692,840     405,344             -    1,098,184
  Notes payable - current portion   406,661      11,355             -      418,016
  Liabilities relating to assets
   to be sold. . . . . . . . . .  4,502,847          -              -    4,502,847
                                 ----------  ----------     ----------  ----------
     TOTAL CURRENT LIABILITIES .  6,722,629     714,573             -    7,437,202
                                 ----------  ----------     ----------  ----------
LONG-TERM NOTES PAYABLE, NET . .         -      584,798             -      584,798

MANDATORILY REDEEMABLE PREFERRED
 STOCK . . . . . . . . . . . . .        600     739,405  (B)  (739,405)        600
                                 ----------  ----------     ----------  ----------
STOCKHOLDERS' DEFICIT
  Common stock . . . . . . . . .     6,889       4,030  (B)     (2,602)      8,317
  Additional paid-in capital . . 3,541,295     398,970  (B)  3,519,229   7,459,494
  Accumulated deficit. . . . . .(5,651,254) (2,284,349) (B)  2,284,349  (5,651,254)
                                ----------  ----------      ----------  ----------
  TOTAL STOCKHOLDERS' DEFICIT. .(2,103,070) (1,881,349)      5,800,976   1,816,557
                                ----------  ----------      ----------  ----------
TOTAL LIABILITIES AND
 STOCKHOLDERS' DEFICIT . . . . .$4,620,159  $  157,427      $5,061,571  $9,839,157
                                ==========  ==========      ==========  ==========

Notes to the Unaudited Condensed Pro Forma Consolidated Financial Statements are presented on page F-5.

                     eSYNCH CORPORATION AND SUBSIDIARIES
                 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                           STATEMENTS OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1998


                                                                Pro Forma     Pro Forma
                                    eSynch        Kiss         Adjustments    Results
                                 ------------  -----------     -----------  -----------
Net product sales. . . . . . . . $    203,571  $ 1,596,375     $        -   $ 1,799,946
Cost of goods sold . . . . . . .      156,617      415,380              -       571,997
                                 ------------  -----------      ----------  -----------
    Gross Profit . . . . . . . .       46,954    1,180,995              -     1,227,949

General and administrative
 expense . . . . . . . . . . . .    1,999,340    1,201,053              -     3,200,393
Selling and marketing. . . . . .           -     1,118,312              -     1,118,312
Interest expense . . . . . . . .      132,641       25,55               -       158,186
Amortization of goodwill . . . .      228,330           -  (C)   1,626,719    1,855,049
Amortization of debt discount. .      355,567           -               -       355,567
Impairment loss on assets to
 be sold . . . . . . . . . . . .    2,323,841           -              -     2,323,841
Loss from sale of securities . .           -         9,502             -         9,502
                                  -----------  -----------    -----------  -----------
   Total Operating and Other
     Expenses. . . . . . . . . .    5,039,719    2,354,412      1,626,719    9,020,850
                                  -----------  -----------    -----------  -----------
Loss Before Extraordinary Item .   (4,992,765)  (1,173,417)    (1,626,719)  (7,792,901)
Preferred dividends. . . . . . .           -      (115,929)(D)    115,929           -
                                  -----------  -----------    -----------  -----------
Loss from Continuing Operations
 Applicable to Common Shares . .  $(4,992,765) $(1,289,346)   $(1,510,790) $(7,792,901)
                                  ===========  ===========    ===========  ===========
Basic and Diluted Loss from
 Continuing Operations Per
 Common Share. . . . . . . . . . .$    (0.91)                              $     (1.13)
                                  ==========                               ===========
Weighted average number of
 common shares used in per
 share calculation . . . . . . . . 5,476,874               (E)  1,428,134    6,905,008
                                  ==========                  ===========  ===========

Notes to the Unaudited Condensed Pro Forma Consolidated Financial Statements are presented on page F-5.

                 eSYNCH CORPORATION AND SUBSIDIARIES
                NOTES TO UNAUDITED PRO FORMA CONDENSED
                   CONSOLIDATED FINANCIAL STATEMENTS


 A- To record the goodwill which resulted in the acquisition of Kiss. Total value of eSynch's common shares issued to Kiss shareholders was $3,965,570. The fair value of the Kiss net assets at February 26, 1999 (valuation date) was $(1,096,001) resulting in recognition of goodwill of $5,061,571.

 B- To record the equity adjustments relating to the purchase of Kiss. eSynch issued 1,428,134 common shares valued at $3,568,907 and 163,187 options to purchase common stock valued at $396,663 for all of Kiss's outstanding preferred and common shares.

 C- To recognize the amortization on the goodwill obtained in the purchase of Kiss assuming the acquisition occurred on January 1, 1998. The goodwill acquired was $5,061,571 and it is being amortized over its estimated useful life of approximately 3.11 years. The effect on the pro forma statement of operations for the year ended December 31, 1998 is an increase of $1,626,719 in amortization expense.

 D- As a result of the April 1, 1999 acquisition of Kiss, all Kiss preferred stock which was issued during 1998, was exchanged for eSynch common stock. The pro forma statement of operations for the year ended December 31, 1998 reflects the elimination of the preferred dividends payable.

 E-  On April 1, 1999, eSynch purchased Kiss. The shareholders of
    Kiss exchanged all of their common and preferred shares for 1,428,134 shares of eSynch common stock. These common shares issued are treated as having been outstanding from January 1, 1998 for purposes of the pro forma statements of operations.

      HANSEN, BARNETT & MAXWELL
      A Professional Corporation
     CERTIFIED PUBLIC ACCOUNTANTS

                                                      (801) 532-2200
      MEMBER OF AICPA DIVISION OF FIRMS              Fax (801) 532-7944
             MEMBER OF SECPS                    345 East Broadway, Suite 200
  MEMBER OF SUMMIT INTERNATIONAL ASSOCIATES    Salt Lake City, Utah 84111-2693



          REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


 To the Board of Directors and Stockholders
 Kiss Software Corporation

 We have audited the accompanying balance sheet of Kiss Software Corporation as of December 31, 1998 and the related statements of operations, stockholders' deficit, and cash flows for the year ended December 31, 1998 and for the period from February 14, 1997 (date of inception) through December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

 We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

 In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kiss Software Corporation as of December 31, 1998 and the results of its operations and its cash flows for the year ended December 31, 1998 and for the period from February 14, 1997 (date of inception) through December 31, 1997 in conformity with generally accepted accounting principles.

 The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in
 Note 1 to the financial statements, the Company has suffered substantial and recurring losses from operations and negative cash flows from operating activities. At December 31, 1998, the Company has negative working capital and a capital deficiency. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plan in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                     HANSEN, BARNETT & MAXWELL

 Salt Lake City, Utah
 July 1, 1999

                       KISS SOFTWARE CORPORATION
                             BALANCE SHEET
                          DECEMBER 31, 1998



                                ASSETS
 CURRENT ASSETS
    Cash. . . . . . . . . . . . . . . . . . . . . . . . . . . $   11,601
    Inventory . . . . . . . . . . . . . . . . . . . . . . . .    101,857
    Prepaid expenses. . . . . . . . . . . . . . . . . . . . .     21,185
    Other assets. . . . . . . . . . . . . . . . . . . . . . .     22,784
                                                              ----------
 TOTAL ASSETS . . . . . . . . . . . . . . . . . . . . . . . . $  157,427
                                                              ==========

                 LIABILITIES AND STOCKHOLDERS' DEFICIT

 CURRENT LIABILITIES
    Trade accounts payable. . . . . . . . . . . . . . . . . . $  297,874
    Accrued liabilities . . . . . . . . . . . . . . . . . . .    405,344
    Notes payable - current portion . . . . . . . . . . . . .     11,355
                                                              ----------
        TOTAL CURRENT LIABILITIES . . . . . . . . . . . . . .    714,573
                                                              ----------
 LONG-TERM NOTES PAYABLE, NET . . . . . . . . . . . . . . . .    584,798
                                                              ----------

 MANDATORILY REDEEMABLE PREFERRED STOCK - $0.001 par value;
   1,818,750 series A shares authorized; 1,577,803 shares
   issued and outstanding; liquidation preference - $690,925.    739,405
                                                              ----------
 STOCKHOLDERS' DEFICIT
    Preferred Stock - $0.001 par value; 1,181,250
     shares authorized; none issued and outstanding . . . . .         -
    Common stock - $0.001 par value; 20,000,000 shares
       authorized; 4,030,000 issued and outstanding . . . . .      4,030
    Additional paid-in capital. . . . . . . . . . . . . . . .    398,970
    Accumulated deficit . . . . . . . . . . . . . . . . . . . (2,284,349)
                                                              ----------
        TOTAL STOCKHOLDERS' DEFICIT . . . . . . . . . . . . . (1,881,349)
                                                              ----------
 TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT. . . . . . . . . $  157,427
                                                              ==========

 The accompanying notes are an integral part of these financial statements.

                      KISS SOFTWARE CORPORATION
                      STATEMENTS OF OPERATIONS

                                                               For the Period
                                                             February 14, 1997
                                                                 (Date of
                                                     For the      Inception)
                                                    Year Ended     Through
                                                    December 31, December 31,
                                                       1998         1997
                                                    -----------  -----------
 PRODUCT SALES. . . . . . . . . . . . . . . . . . . $ 1,596,375  $ 1,144,358

 COST OF GOODS SOLD . . . . . . . . . . . . . . . .     415,380      261,147
                                                    -----------  -----------
 GROSS PROFIT . . . . . . . . . . . . . . . . . . .   1,180,995      883,211
                                                    -----------  -----------
 OPERATING AND OTHER EXPENSES
    General and administrative  . . . . . . . . . .   1,201,053      831,741
    Selling and marketing . . . . . . . . . . . . .   1,118,312      981,437
    Interest. . . . . . . . . . . . . . . . . . . .      25,545           -
    Loss on sale of securities. . . . . . . . . . .      9,502       65,036
                                                    -----------  -----------
    TOTAL OPERATING AND OTHER EXPENSES. . . . . . .   2,354,412    1,878,214
                                                    -----------  -----------
 NET LOSS . . . . . . . . . . . . . . . . . . . . .  (1,173,417)    (995,003)

 PREFERRED DIVIDENDS. . . . . . . . . . . . . . . .     115,929           -
                                                    -----------  -----------
 LOSS APPLICABLE TO COMMON SHAREHOLDERS . . . . . . $(1,289,346) $  (995,003)
                                                    ===========  ===========

 The accompaning notes are an integral part of these financial statements.

                      KISS SOFTWARE CORPORATION
                 STATEMENTS OF STOCKHOLDERS' DEFICIT

                                     Common Stock         Additional                   Total
                                ------------------------    Paid-In   Accumulated   Stockholders'
                                  Shares      Amount        Capital     Deficit       Deficit
                                -----------  -----------  -----------  -----------  -----------
 Balance - February 14, 1997
 (Date of Inception). . . . . . $        -   $        -   $        -   $        -   $        -

 Shares issued for cash . . . .     500,000          500       49,500           -        50,000

 Shares issued for marketable
  securities. . . . . . . . . .   3,500,000        3,500      244,880           -       248,380

 Shares issued for services . .      30,000           30        2,970           -         3,000

 Compensation relating to
  the contribution of
  marketable securities . . . .          -            -       101,620           -       101,620

 Net loss for the period. . . .          -            -            -      (995,003)    (995,003)
                                -----------  -----------  -----------  -----------  -----------
 Balance - December 31, 1997. .   4,030,000        4,030      398,970     (995,003)    (592,003)

 Accrued preferred dividends. .          -            -            -      (115,929)    (115,929)

 Net loss for the year. . . . .          -            -            -    (1,173,417)  (1,173,417)
                                -----------  -----------  -----------  -----------  -----------
 Balance - December 31, 1998. .   4,030,000  $     4,030  $   398,970  $(2,284,349) $(1,881,349
                                ===========  ===========  ===========  ===========  ===========

 The accompanying notes are an integral part of these financial statements.

                       KISS SOFTWARE CORPORATION
                      STATEMENTS OF CASH FLOWS

                                                             For the Period
                                                           February 14, 1997
                                                                (Date of
                                                    For the    Inception)
                                                   Year Ended    Through
                                                   December 31, December 31,
                                                      1998          1997
                                                   -----------  ------------
 CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss. . . . . . . . . . . . . . . . . . . . .$(1,173,417)  $  (995,003)
  Adjustments to reconcile net loss to net cash
   used by operating activities:
    Amortization of intangible assets . . . . . . .     49,958        81,022
    Realized loss on sale of securities . . . . . .      6,375        61,924
    Stock issued for services . . . . . . . . . . .          -          3,000
    Compensation relating to the issuance of
     shares for contribution of stock . . . . . . .         -        101,620
    Payment of company expenses by officers . . . .         -        412,021
    Changes in operating assets and liabilities:
       Inventory. . . . . . . . . . . . . . . . . .     57,893      (159,750)
       Prepaid assets . . . . . . . . . . . . . . .     15,930       (37,115)
       Intangibles and other assets . . . . . . . .    (20,963)     (132,781)
          Accounts payable. . . . . . . . . . . . .     142,231      403,481
       Accrued liabilities. . . . . . . . . . . . .     190,900      214,444
                                                    -----------  -----------
  Net Cash Used By Operating Activities . . . . . .    (731,093)     (47,137)
                                                    -----------  -----------
 CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from the sale of securities. . . . . . .      12,375      167,706
                                                    -----------  -----------
  Net Cash Provided By Investing Activities . . . .      12,375      167,706
                                                    -----------  -----------
 CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of common stock. . . . . .          -        50,000
  Proceeds from the issuance of mandatorily
   redeemable preferred stock (net of $23,426
   offering costs). . . . . . . . . . . . . . . . .     623,474           -
  Principal payments on notes payable . . . . . . .      (6,000)     (57,724)
                                                    -----------  -----------
  Net Cash Provided By (Used By)
   Financing Activities . . . . . . . . . . . . . .     617,474       (7,724)
                                                    -----------  -----------

 NET INCREASE (DECREASE) IN CASH  . . . . . . . . .    (101,244)     112,845

 CASH - BEGINNING OF PERIOD . . . . . . . . . . . .     112,845           -
                                                    -----------  -----------
 CASH - END OF  PERIOD. . . . . . . . . . . . . . . $    11,601  $   112,845
                                                    ===========  ===========

 Supplemental cash flow information and noncash investing and financing activities - Note 4

 The accompanying notes are an integral part of these financial statements.

                       KISS SOFTWARE CORPORATION
                    NOTES TO FINANCIAL STATEMENTS
 NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT POLICIES

 ORGANIZATION AND NATURE OF OPERATIONS -- Kiss Software Corporation
  was incorporated under the laws of California on February 14, 1997. The primary activities of Kiss have consisted of distributing computer utility software principally through wholesale distribution channels. On April 1, 1999, Kiss completed the terms of an Agreement and Plan of Merger with eSynch Corporation whereby Kiss became a wholly owned subsidiary of eSynch Corporation.

 USE OF ESTIMATES -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

 BUSINESS CONDITION -- The financial statements have been prepared in conformity with generally accepted accounting principles, which contemplates continuation of Kiss as a going concern. Kiss has incurred losses from operations and negative cash flows from operating activities and has accumulated a deficit at December 31, 1998 in the amount of $2,284,349. These conditions raise substantial doubt about the Kiss's ability to continue as a going concern. Effective April 1, 1999, Kiss was acquired by eSynch. eSynch's management plans to mitigate the impact of these conditions by obtaining additional equity financing through the issuance of eSynch's common stock, convertible preferred stock or warrants. However, realization of the proceeds from these potential transactions is not assured. These financial statements do not include any adjustments relating to the recoverability or classification of recorded assets or amounts and classifications of liabilities that might be necessary should Kiss be unable to continue as a going concern

 FAIR VALUES OF FINANCIAL INSTRUMENTS -- The amounts reported as cash, trade accounts payable, notes payable, and accrued liabilities are considered to be reasonable approximations of their fair values. The fair value estimates were based on market information available to management at the time of the preparation of the financial statements.

 INVENTORY -- Inventory is stated at the lower of cost or market.
 Cost is determined using the first-in, first-out method. Inventory balance at year-end consisted of packaged software.

 INVESTMENT IN SECURITIES -- During the year ended December 31, 1998 Kiss held investments in marketable securities which were designated as available-for-sale. Realized gains and losses have been recorded using the first-in first-out method. During the year ended December 31, 1998 and the period ended December 31, 1997, total proceeds from the sale of securities were $12,375 and $167,706, respectively, with gross realized losses of $6,375 and $53,174, respectively.

 INTANGIBLES -- Kiss has various intangible assets which were amortized over a period of twelve months. Amortization expense was $49,958 and $81,022 during the year ended December 31, 1998 and the period ended December 31, 1997, respectively.

 STOCK-BASED COMPENSATION -- Stock-based compensation to employees is measured by the intrinsic value method. This method recognizes compensation expense related to stock options granted to employees based on the difference between the fair value of the underlying common stock and the exercise price of the stock option on the date granted. Compensation expense related to stock options and warrants granted to non-employees is determined based upon the fair value of the stock options and warrants on the date granted.

 RETIREMENT BENEFIT PLANS -- During the year ended December 31, 1998, Kiss established a 401(k) profit sharing plan for its employees. In order to be eligible, an employee must be 21 years of age, be employed full-time and be employed for a period of six months. Employees are allowed to voluntarily contribute to the Plan. Kiss is not obligated to make contributions to the Plan. During the year ended December 31, 1998, Kiss did not make a contribution to the plan but paid $2,875 in management fees associated with the plan.

 ADVERTISING COSTS -- Advertising costs have been recognized as expenses at the time the advertising occurs. These expenses amounted to $294,957 and $128,169 during the year ended December 31, 1998 and the period ended December 31, 1997, respectively.

 REVENUE RECOGNITION -- Kiss sells software products at fixed prices for which the right to return is granted to the buyer. Accordingly, revenue is recognized when the buyer has paid for the products and the amount of future returns can be reasonably estimated. Cost of products sold is recognized at the date the sale is recognized.

 CONCENTRATION OF RISK AND MAJOR CUSTOMERS -- Kiss operates exclusively in the software industry, accordingly, segment information relating to operations in different industries is not presented in these financial statements. The concentration of business in one industry subjects Kiss to concentrated market risk. During the year ended December 31, 1998 sales to two major customers totaled 44 % and 25 % of sales, respectively. During the period ended December 31, 1997, sales to three major customers totaled 32%, 32%, and 16% of sales, respectively.

 MAJOR SUPPLIERS -- Kiss' inventory planning, production and distribution is completed by a third party, pursuant to a
 fulfillment and distribution turnkey agreement   Under the terms
 of the agreement, the third party purchases raw materials in accordance with Kiss' production forecast. The raw material, until converted to the finished product, remains the property of the third party. Substantially all costs of sales included in the accompanying statement of operations relate to amounts paid under the terms of this agreement. As of December 31, 1998, this vendor accounted for 15% of trade accounts payable.

 NEW ACCOUNTING STANDARDS -- In March 1998, the AICPA issued SOP 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. Kiss is required to adopt this standard in 1999 and does not expect this statement to have material impact on Kiss' financial position, results of operations or cash flows.

 The Financial Accounting Standard Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities in June 1998. This statement is effective for the year beginning January 1, 2000 and will not require retroactive restatement of prior period financial statements. Kiss does not believe the new statement will have any impact on Kiss' financial position, results of operations or cash flows.

 NOTE 2--NOTES PAYABLE

 Notes payable consisted of the following:

 7% Convertible promissory note payable to an officer; interest due quarterly; principal payable $29,534 quarterly beginning
   March 2001; unsecured. . . . . . . . . . . . . . . . . . . . .  $ 236,270

 7% Convertible promissory note payable to a shareholder; interest due quarterly; principal payable $14,754 quarterly beginning
   March 2001; unsecured. . . . . . . . . . . . . . . . . . . . .    118,027

 6.25% Promissory note payable to an unrelated party; principal and interest payable $3,000 monthly through January 15, 1999, principal and interest payable $4,000 monthly thereafter;
     unsecured; in default. . . . . . . . . . . . . . . . . . . .    241,856
                                                                   ---------
   Total Notes Payable. . . . . . . . . . . . . . . . . . . . . .    596,153

   Less: Current Portion. . . . . . . . . . . . . . . . . . . . .    (11,355)
                                                                   ---------
   Log-Term Notes Payable . . . . . . . . . . . . . . . . . . . .  $ 584,798
                                                                   =========

 The 7% promissory notes payable to the officer and to the shareholder are convertible into shares of Kiss' common stock at a conversion price of $.41 per share provided the aggregate principal amount per note to be converted does not exceed $41,000. Subsequent to December 31, 1998, $41,000 of the officer's note payable and $41,000 of the shareholder's note payable were converted into a total of 200,000 shares of Kiss' common stock.

 The annual interest rate on the 6.25% promissory note changes to 15% annual interest on unpaid, mature, principal amounts. Kiss has not made any payments on the loan since January 1999 and the loan is currently in default.

 NOTE 3--INCOME TAXES

 There was no provision for or benefit from income tax for any period. The components of the net deferred tax asset at December 31, 1998 are shown below:

      Operating loss carry forwards . . . . . . . . . . . . . . . $ 868,264
      Valuation Allowance . . . . . . . . . . . . . . . . . . . .  (868,264)
                                                                  ---------
      Net Deferred Tax Asset. . . . . . . . . . . . . . . . . . . $      -
                                                                  =========
 Kiss has net operating loss carry forwards in the amount of $1,990,425 which will expire beginning in the year 2011.

 The following is a reconciliation of the amount of tax (benefit)
 that would result from applying the federal statutory rate to pretax loss with the provision for income taxes.
                                                             For the Period
                                                           February 14, 1997
                                                                (Date of
                                                    For the     Inception)
                                                   Year Ended     Through
                                                  December 31,  December 31,
                                                      1998         1997
                                                   ----------   ----------
   Tax at statutory rate (34%) . . . . . . . . . . $ (398,962)  $ (338,301)
   Non-deductible expenses . . . . . . . . . . . .      1,518          587
   Change in valuation allowance . . . . . . . . .    469,474      398,790
   State tax benefit, net of federal tax effect. .    (73,925)     (62,685)
   Change in effective tax rate. . . . . . . . . .      1,895        1,609
                                                   ----------   ----------
   Net Income Tax Expense. . . . . . . . . . . . . $       -    $       -
                                                   ==========   ==========

 NOTE 4 -- SUPPLEMENTAL CASH FLOW INFORMATION AND NONCASH
                   INVESTING AND FINANCING ACTIVITIES

 SUPPLEMENTAL CASH FLOW INFORMATION --
                                                             For the Period
                                                           February 14, 1997
                                                                (Date of
                                                    For the     Inception)
                                                   Year Ended     Through
                                                  December 31,  December 31,
                                                      1998         1997
                                                   ----------   ----------
  Cash paid for interest . . . . . . . . . . . . . $    2,637   $       -

 Noncash Investing and Financing Activities -- During the year ended December 31, 1998, Kiss converted $247,856 of accounts payable to notes payable and accrued dividends payable to the holders of Series A Preferred Shares in the amount of $44,025. Kiss recognized $71,905 of additional dividends as a result of a beneficial conversion feature relating to the issuance of Series A Preferred shares.

 During the period ended December 31, 1997, Kiss issued 3,500,000 common stock in exchange for marketable securities. The market value of the securities at the dates of contribution was $248,380.

 NOTE 5 -- STOCKHOLDERS' EQUITY

 Under the terms of its articles of incorporation, Kiss is authorized to issue 20,000,000 shares of common stock, par value $0.001 per share, and 3,000,000 shares of preferred stock, par value $0.001 per share. The shares of preferred stock may be issued in any number of series, as determined by the board of directors. The board may fix the designation and number of shares of any such series, and may determine, alter or revoke the rights, preferences, privileges and restrictions pertaining to any wholly unissued class or series of shares of preferred stock. The board may thereafter in the same manner increase or decrease the number of shares of any such series (but not below the number of shares of that series then outstanding).

 On February 23, 1998, the board of directors designated 1,818,750 shares of preferred stock as Series A convertible preferred stock ("Series A shares"). Series A shares have a liquidation preference of $0.41 per share. Cumulative dividends accrue at 7% annually from the date issued and are payable when and as declared by the board of directors. The Series A shares are convertible into common stock at $0.41 by the conversion price which was defined as $0.41 initially and was adjustable based upon future unaudited gross revenues and net income of Kiss.

 During the year ended December 31, 1998, Kiss issued 1,577,803 shares of redeemable Series A Preferred Stock for $623,474 cash, net of offering costs. Holders of Series A Preferred Stock were entitled to receive cumulative dividends which accrued on the last day of each March, June, September and December at the rate per annum of 7% per share, calculated as a percentage of the $0.41 liquidation amount per share. The accumulated amount of dividends as of December 31, 1998 was $44,024. The Series A Preferred Shares were subject to automatic redemption on March 1, 2002 and the redemption price for each share of Series A Preferred was $0.41 per share plus any accrued but unpaid dividends. The total amount of the redemption as of December 31, 1998 was $690,925.

 During the year ended December 31, 1998, Kiss recognized $71,905 of additional dividends as a result of the beneficial conversion feature associated with the issuance of the Series A Preferred shares. On the date issued, the conversion price of $2.39 was less than the market value of the related common stock into which it was convertible.

 During the period ended December 31, 1997, Kiss issued 500,000 shares of common stock for $50,000 cash and 30,000 common shares for services valued at $3,000, or $.10 per common share. The value of the services was determined based upon the value at which common shares were issued for cash during 1997. During the period ended December 31, 1997, Kiss issued 3,500,000 common shares for marketable securities with a market value on the date received of $248,380, or approximately $.07 per common share. In association with this issuance, Kiss recognized $101,620 of compensation expense relating to the beneficial conversion of the stock for the marketable securities.

 NOTE 6 -- STOCK OPTIONS

 On May 16, 1997, the Board of Directors approved the 1997 Stock Option Plan ("the Plan") which authorizes options to purchase 600,000 shares of common stock. Throughout 1997, options to purchase 640,000 common shares were granted, 40,000 of which were granted outside of the Plan. Options granted under the Plan are exercisable over periods determined by the Board of Directors, not to exceed 10 years from the date of grant. Options generally vest from immediately to four years. The exercise price of all options granted under the Plan was equivalent to the fair value of Kiss' common stock on the date of grant, or $.41 per share. The options expire in 2007. No compensation expense was recognized as result of the granting of these options.

 On December 31, 1998, additional options to purchase 200,000 common shares were granted. These options were granted outside of any existing stock option plan. These options vested immediately and expire on December 31, 2008. The exercise price of these options is $.51 per share. No compensation expense was recognized as a result of the granting of these options.

 A summary of the status of the Kiss' stock options as of December
 31, 1998 and 1997 and changes during the year and period then ended are presented below:
                                                  December 31,
                                   -------------------------------------------
                                          1998                  1997
                                   --------------------  ---------------------
                                             Weighted-             Weighted-
                                              Average               Average
                                              Exercise              Exercise
                                    Shares     Price      Shares     Price
                                   ---------  ---------  ---------  ---------
 Outstanding at beginning
  of period                          640,000  $    0.41         -        0.00

 Granted                             200,000       0.51    640,000       0.41

 Outstanding at end of period        840,000       0.43    640,000       0.41
                                   =========              ========
 Options exercisable at end
  of period                          546,670       0.45    200,000       0.41
                                   =========              ========
 Weighted-average fair value of
 options granted during period     $    0.00              $   0.00
                                   =========              ========

 The following table summarizes information about stock options outstanding at December 31, 1998:

                     Options Outstanding                 Options Exercisable
          ------------------------------------------ --------------------------
                         Weighted-
 Range of                 Average       Weighted-                   Weighted-
 Exercise   Number       Remaining       Average        Number       Average
  Prices Outstanding Contractual Life Exercise Price Exercisable Exercise Price
 ------- ----------- ---------------- -------------- ----------- --------------

$0.41-0.51  840,000     8.89 years        $0.43        546,670        $0.45

 Kiss measures compensation under stock-based options and plans using the intrinsic value method prescribed in Accounting Principles Board Opinion 25, Accounting for Stock Issued to Employees, and related interpretations. Stock-based compensation charged to operations was $0 and $0 for the year and period ended December 31, 1998 and 1997. Had compensation cost for Kiss' options been determined based on the fair value at the grant dates consistent with the alternative method set forth under Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, net loss would have increased to the pro forms amounts indicated below. The weighted average assumptions used to estimate the fair value of each option grant using the Black-Scholes options-pricing model are presented below:

                                                             For the Period
                                                           February 14, 1997
                                                                (Date of
                                                    For the     Inception)
                                                   Year Ended     Through
                                                  December 31,  December 31,
                                                      1998         1997
                                                  -----------   ----------
 Net loss
      As reported . . . . . . . . . . . . . . . . $(1,173,417)  $ (995,003)
      Pro forma . . . . . . . . . . . . . . . . .  (1,173,417)    (995,003)

 Weighted-Average assumptions
      Dividend yield. . . . . . . . . . . . . . .        0.0%         0.0%
      Expected volatility . . . . . . . . . . . .        0.0%         0.0%
      Risk-free interest rate . . . . . . . . . .        5.0%         5.0%
      Expected life of options in years . . . . .       10.0         10.0

 NOTE 7 -- RELATED PARTY TRANSACTIONS

 For the period ended December 31, 1997, Kiss owed two majority shareholders reimbursable expenses of $236,270 and $118,027, respectively. On February 27, 1998, these accruals were converted into notes payable (See Note 2).

 NOTE 8 -- COMMITMENTS AND CONTINGENCIES

 LITIGATION AND OTHER CONTINGENCIES -- Kiss is a defendant in a lawsuit filed by a third-party seeking payment for marketing commissions earned after the plaintiff had been terminated by Kiss for alleged lack of performance. The plaintiff contends that they are due compensation for commissions that would have been earned had they not been prematurely terminated by Kiss. The amount the plaintiff is seeking is undisclosed. Kiss' legal counsel believes that the amount the plaintiff is seeking is not in excess of $25,000. Kiss is vigorously defending against the suit claiming that the plaintiff did not perform as agreed. Kiss is unable to estimate the likelihood of an unfavorable outcome of this lawsuit at this time. No provision for a possible loss from this proceeding has been accrued in the accompanying financial statements.

 A third-party has asserted a claim in the amount of $53,539 against Kiss seeking payment for raw inventory materials purchased by the third-party on behalf of Kiss. The claim asserts that the inventory was purchased on behalf of Kiss as a result of Company purchase orders and is therefore the Kiss' liability. Kiss vigorously denies this claim, asserting that the third-party was negligent in purchasing the material and is therefore liable for the loss. Kiss is unable to estimate the likelihood of an unfavorable outcome of this claim at this time. No provision for a possible loss from this claim has been accrued in the accompanying financial statements.

 Kiss is a defendant in a lawsuit in which the plaintiff is seeking $18,000 for non-payment of services performed by the plaintiff on behalf of Kiss. Kiss and the plaintiff are currently in negotiations to settle the suit for approximately $11,500. Kiss has accrued the estimated negotiated settlement of $11,500 in the accompanying financial statements.

 LEASE COMMITMENTS -- Kiss leases office facilities accounted for as an operating lease. Lease expense for the year ended December 31, 1998 and for the period ended December 31, 1997 was $14,541 and $3,272, respectively. Future minimum rental payments on the lease for the the year ended December 31, 1999 are $17,396. The lease expires in 1999.

 NOTE 9 -- SUBSEQUENT EVENTS

 On April 1, 1999, Kiss was acquired by eSynch Corporation, ("eSynch")a California corporation. Under the agreement, shareholders of Kiss agreed to exchange each of their common shares for .181557136 common shares of eSynch, each of their Series A Preferred shares for .4183964 common shares of eSynch and each of their common stock options for .194270501 common stock options of eSynch. Under the agreement, eSynch adopted the Kiss option plan and the Kiss options become exercisable into eSynch common shares upon their exercise at the original exercise price adjusted for the exchange. The exchange resulted in eSynch issuing 1,428,134 common shares to Kiss shareholders. Under the option conversion plan, an additional 163,187 common shares are potentially issuable to Kiss shareholders as Kiss options are exercised.

 Subsequent to December 31, 1998 but prior to eSynch's purchase of Kiss, $41,000 of the officer's note payable and $41,000 of the shareholder's note payable were converted into a total of 200,000 shares of Kiss' common stock. Upon eSynch's acquisition of Kiss, these 200,000 common shares were converted into 36,311 eSynch common shares at a conversion rate of .181557136 (unaudited).